Exhibit 23

Bellevue
Boise
Grandview
Moses Lake
Omak
Othello	CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Quincy
Spokane
Tri-Cities
Walla Walla
Wenatchee
Yakima

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 033-054791, 033-31248, 333-33790) of Avista Corporation of our report dated June 21, 2010, appearing in the Annual Report on Form 11-K of the Investment and Employee Stock Ownership Plan for Employees of Avista Corporation for the year ended December 31, 2009.

Spokane, Washington

June 21, 2010